UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 25, 2007
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
401 Elliott Avenue West
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 25, 2007, F5 Networks, Inc. issued a press release regarding its financial results for the third quarter ended June 30, 2007. The press release is attached hereto as Exhibit 99.1. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events
On July 25, 2007, F5 Networks, Inc. announced that its Board of Directors had approved a two-for-one forward stock split of the Company’s common stock. This stock split will be effected by the issuance of a dividend of one share of F5 common stock for every share of its common stock issued and outstanding as of the record date of August 10, 2007. New shares of F5 common stock resulting from the stock split will be issued by F5 transfer agent, American Stock Transfer, and will begin trading on the Nasdaq Global Select Market on a split-adjusted basis on August 20, 2007. In addition, F5 will amend its articles of incorporation to increase its authorized number of shares of common stock from 100 million to 200 million concurrent with the stock split. A copy of the Company’s news release announcing the stock split is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

99.1	Press Release of F5 Networks, Inc. announcing quarterly earnings and a two-for-one forward stock split dated July 25, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Date: July 25, 2007	By:	/s/ John McAdam

John McAdam
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of F5 Networks, Inc. announcing quarterly earnings and a two-for-one forward stock split dated July 25, 2007.